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                                                                  EXHIBIT 10.1

               ADDENDUM TO MASTER SERVICES AND SUPPLY AGREEMENT

     THIS ADDENDUM (this "Addendum"), dated as of September 29, 2000, by and
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among PeoplePC, Inc. a Delaware corporation, having its principal place of business at 100 Pine Street, Suite 1100, San Francisco, California 94111 ("PeoplePC"), Ford Motor Company, a Delaware corporation, having its principal
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place of business at The American Road, Dearborn, Michigan 48120, ("Ford") and
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Ford Motor Credit Company, a Delaware corporation, having its principal place of business at One American Road, Dearborn, Michigan 48121 ("Ford Credit") amends
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that certain Master Services and Supply Agreement, dated April 4, 2000, by and between PeoplePC and Ford (the "Agreement").
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                                R E C I T A L S:

     A. PeoplePC and Ford entered into the Agreement without contemplating that Ford Credit could effectively provide financial services to the Members.

     B. PeoplePC and Ford have agreed to permit Ford Credit to be the exclusive provider of the Financial Services that are offered through the PeoplePC Buyers Club (i) to the Members and (ii) to those Customers who elect to participate in the Customer Program.

     C. Pursuant to Section 15.4 and Exhibit C of the Agreement, PeoplePC and Ford desire to amend the Agreement and to add Ford Credit as a party to the Agreement for the limited purpose of being the exclusive provider of Financial Services to the Members and Customers under the terms and conditions set forth in this Addendum.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, PeoplePC, Ford and Ford Credit agree as follows:

     A.  Addendum.  Exhibit E hereby is added to the Agreement to read as
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follows:

     "1.  Definitions.  As used in this Addendum, all capitalized terms, unless
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otherwise defined in this Addendum, shall have the meanings set forth in the
Agreement, as amended by this Addendum. Except as expressly set forth in this Addendum, all defined terms of the Agreement shall remain unchanged and in full force and effect. The following terms are added to the Agreement and shall have the meanings ascribed to them below:

     1.1 "Customers" shall mean all authorized Ford customers, Ford dealers and Ford dealers' employees who elect to participate in the free ISP or computer programs under the terms and conditions offered to them in accordance with the LOI or the definitive agreement(s) that will be based on the LOI.

     1.2 "Customer Program" means those free ISP and/or bundled computer offerings made by Ford, Ford Credit and PeoplePC to the Customers and/or the Eligible Employees (if an additional offering is made to them beyond the FECP) as such offerings are further described
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in the LOI, the definitive agreement(s) that will be based on the LOI or such other agreements as the Parties may mutually agree.

          1.3 "Effective Date of the Addendum" shall mean the date that the Addendum is duly executed by all of the Parties.

          1.4 "Exclusivity Period" means the three (3) years commencing on the Effective Date of the Addendum, plus any additional time remaining on the Fulfillment Period, but in no event shall the Exclusivity Period exceed six years from the date of the Effective Date of the Addendum.

          1.5 "Financial Services" means the following banking and financial services: checking accounts, savings accounts, money market accounts, NOW accounts, cash deposit accounts, loans and loan services, mortgages and mortgage services, retirement accounts (including IRAs, KEOGHs, 401Ks and similar retirement accounts), retirement account services, mutual funds and mutual fund services, brokerage accounts and brokerage account services, insurance and insurance services, financial planning, personal financial services aggregators, bill presentment services, consumer credit account information and Ford-branded tax preparation services, but specifically excluding financial software and books, PeoplePC-offered tax preparation services and a PeoplePC-branded credit card offering provided that such credit card offering will not directly market the above banking and financial services to any Member or Customer accepting such credit card.

          1.6 "Financial Services Exclusivity" shall have the meaning defined in Paragraph 2 of this Addendum.

          1.7 "Ford Revenues" means the revenues actually received, directly or indirectly, by Ford Credit Company for the sale and/or bounty of a Financial Service through the Buyers Club to a Member and/or Customer.
         1.8 "Fulfillment Period" means the period that commences on the Effective Date of the Addendum and ends on the expiration of the last Ford Member Agreement that was executed on or before the third anniversary of the Effective Date of the Addendum.

          1.9 "LOI" shall mean that Letter of Intent by and between Ford Credit and PeoplePC executed on even date herewith that sets forth the terms and conditions of the offerings to be made by the Parties to the Customers.

         1.10 "Members" means those Eligible Employees who elect to participate in the Ford Employee Connectivity Program and who execute the Ford Member Agreement with PeoplePC.

         1.11 "Territory" means the United States and Canada and their respective territories and possessions as of the Effective Date of the Addendum.

     2.  Financial Services Exclusivity.  During the Exclusivity Period, Ford
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Credit, by
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itself or through any third party it selects, shall be the exclusive provider of
Financial Services presented to the Members in the Territory by the PeoplePC Solutions, Buyers Club and PeoplePC website offerings. Unless specifically authorized in writing by Ford Credit, PeoplePC shall not contract with or permit any third party to advertise, promote or display any Financial Services presented to the Members in the Territory by the PeoplePC Solutions, Buyers Club and PeoplePC website offerings. On the Effective Date of the Addendum, Ford Credit shall pay to PeoplePC a single, non-refundable payment of Three Million Seven Hundred Fifty Thousand and No/100 Dollars ($3,750,000.00) for Financial Services Exclusivity under this Paragraph 2 of the Addendum. The Parties agree and acknowledge that such fee shall also guarantee that Ford Credit, by itself or through any third party it selects, shall be the exclusive provider of Financial Services presented to the Customers under the Customer Program by the PeoplePC Solutions, Buyers Club and PeoplePC website offerings. Unless specifically authorized in writing by Ford Credit, PeoplePC shall not contract with or permit any third party to advertise, promote or display any Financial Services presented to the Customers under the Customer Program by the PeoplePC Solutions, Buyers Club and PeoplePC website offerings. The Parties shall use all good faith efforts to negotiate and execute promptly the definitive agreement(s) based upon and further described in the LOI. Notwithstanding the foregoing, the ability or inability of the Parties to successfully implement the Customer Program shall in no way alter or invalidate the terms, conditions, right and obligations of this Addendum.

     3.   Revenue Sharing. For the avoidance of doubt, the Parties shall use the
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following methods to allocate revenues generated from Members and/or Customers.
For the Financial Services sold to Members and/or Customers, Ford shall retain 100% of the Ford Revenues earned. Each Party shall retain 100% of the revenues derived from (i) the sale of tax preparation services that it individually offers to the Members and/or Customers and (ii) the sale of co-branded credit card services that it individually offers to the Members and/or Customers. During the Term, PeoplePC shall pay to Ford Credit a sum that is equal to fifty percent (50%) of Net Revenues derived from the sales of Partner Products to Customers or Members by a Buyers Club Partner (i) immediately upon launch of the Customer Program for sales to Customers and (ii) according to Exhibit C for sales to Members. Net Revenues are defined as gross revenues actually received by PPC from a Buyers Club Partner for the sale of a Partner Product through the Buyers Club to a Member and/or Customer less amounts paid or credited to a Buyers Club Partner for returns, refunds or other allowances, such other allowances are subject to Ford's approval.

    4.    Format of Offering.  The presentation and delivery to the Buyer's Club
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of the Financial Services offered or provided by or through Ford Credit or its
Affiliates to the Members shall be substantially in the form and content provided in Schedule 1 of this Addendum and will be no less prominent then other
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products and services presented to Members and Customers on the Buyer's Club or other PeoplePC partner buyers forum.

     5.   Counterparts.  This Addendum may be executed in counterparts or
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multiple originals, all of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Addendum."
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     IN WITNESS WHEREOF, PeoplePC and Ford have caused this Addendum to be executed by duly authorized officers or representatives as of the Effective Date of the Addendum.


PeoplePC, Inc.                     Ford Motor Company

By:/S/ Wayne Gattwell              By:__________________________
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Name:  WAYNE GATTWELL               Name:________________________
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Title:    CMO                      Title:_______________________
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     IN WITNESS WHEREOF, PeoplePC and Ford have caused this Addendum to be executed by duly authorized officers or representatives as of the Effective Date of the Addendum.


PeoplePC, Inc.                    Ford Motor Company

By:___________________            By:/s/ James A. Yost
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Name:_________________             Name: JAMES A. YOST
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Title:________________             Title:   VP & CIO
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                                   Schedule 1
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     To be determined by mutual agreement of the Parties.